U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[X]  Definitive Information Statement

                                DERMISONICS, INC.
              (Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required

[ ]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.  Title of each class of securities to which transaction applies:
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2.  Aggregate number of securities to which transaction applies:
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3. Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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4.  Proposed aggregate offering price:
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5.  Total fee paid:
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1.  Amount previously paid:
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   2.  Form, schedule, or registration statement number:
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   3.  Filing party:
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   4.  Date filed:
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                                DERMISONICS, INC.
                     Four Tower Bridge, 200 Bar Harbor Drive
                   West Conshohocken, Pennsylvania 19428-2977


Dear Stockholder:

     I am writing to inform you that the Board of Directors of Dermisonics, Inc., a Nevada corporation (the "Company"), and holders of a majority of the issued and outstanding shares of capital stock of the Company entitled to vote on the matter set forth herein, have approved the following corporate action in lieu of a meeting pursuant to Section 78.320 of the Nevada General Corporation
Law:

     The amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares and reduce the par value from $0.01 per share to $0.001 per share.


                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement, which describes the above corporate action in more detail, is being furnished to stockholders of the Company for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, this corporate action will not be effective until 20 calendar days after the mailing of this Information Statement to the stockholders of the Company at which time we will file the Certificate of Amendment with the Nevada Secretary of State to effectuate the increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares and reduce the par value from $0.01 per share to $0.001 per share.

                                   Sincerely,

                                   /s/ Bruce H. Haglund
                                   -----------------------------
                                   Bruce H. Haglund, Chairman




                              INFORMATION STATEMENT


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
                                DERMISONICS, INC.
                     Four Tower Bridge, 200 Bar Harbor Drive
                   West Conshohocken, Pennsylvania 19428-2977

     This Information Statement is being mailed to the stockholders of Dermisonics, Inc., a Nevada corporation (sometimes hereinafter referred to as "we", "us" or the "Company"), on or about February 28, 2005 in connection with the corporate action referred to below. Our Board of Directors (the "Board") and holders of a majority of the issued and outstanding shares of our capital stock entitled to vote on the matter set forth herein have approved such matter. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of this corporate action. No other stockholder approval is required. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on January 24, 2005 (the "Record Date").

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                CORPORATE ACTION

     The Nevada General Corporation Law permits the holders of a majority of the shares of our outstanding capital stock entitled to vote on a matter to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. On January 25, 2005, the holders (collectively, the "Majority Stockholders") of an aggregate of 26,138,583 shares of common stock, par value $.01 per share ("Common Stock"), of the Company, representing approximately 67% of the total shares entitled to vote on the matter set forth herein, consented in writing without a meeting to the matter described below.
As a result, no further votes will be needed. The corporate action described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein or to receive an agreed or judicially appraised value for their shares.

     The Board and the Majority Stockholders have consented to the adoption of amendments to our Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares and reduce the par value from $0.01 per share to $0.001 per share and to the filing of a Certificate of Amendment ("Certificate of Amendment") to the Articles of Incorporation of the Company in the form of EXHIBIT A attached to this Information Statement which provides for the above-described amendments. We will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement.

                          VOTING SECURITIES OUTSTANDING

     As of the Record Date, we had outstanding 39,265,833 shares of Common Stock, all of which were entitled to vote on the amendments to the Articles of Incorporation to increase the number of shares of Common Stock we are authorized to issue and to reduce the par value per share of common stock. Each holder of Common Stock entitled to vote on the amendment was entitled to one vote for each share held by such holder.




         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


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     The following table sets forth, as of January 24, 2005, certain information concerning the beneficial ownership of Common Stock by (i) each stockholder known by the Company to own beneficially ten percent or more of the outstanding Common Stock; (ii) each director; (iii) each executive officer; and (iv) all of the Company's executive officers and directors as a group, and their percentage of ownership.

     Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.


                              Amount of
Name of                       Beneficial              Percent of Outstanding
Beneficial Owner(1)           Ownership               Shares of Class Owned(2)
-------------------           ----------              ------------------------

Bruce H. Haglund                0                            -

Bruce K. Redding, Jr. (3)          0                         -

Encapsulation Systems, Inc.    17,848,383                    45.45%

----------------------------
All officers and directors
as a group (2 persons)             0                         -

(1)  The  address  of  each  such  person  is  care  of  the  Company.
(2)  Based  upon  39,265,833  shares  of  Common  Stock  outstanding.
(3) Bruce K. Redding, Jr. is the president and a director of Encapsulation Systems, Inc. and owns approximately 73% of that company's outstanding shares of capital stock.


                   AMENDMENT TO OUR ARTICLES OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
             AND REDUCE THE PAR VALUE PER SHARE OF THE COMMON STOCK
                     FROM $0.01 PER SHARE TO $0.001 PER SHARE

     ARTICLE IV of our Articles of Incorporation currently authorizes us to issue up to 50,000,000 shares of Common Stock, $.01 par value per share.

     Our Board of Directors and the Majority Stockholders have approved an amendment to our Articles of Incorporation that increases the authorized number of shares of our Common Stock from 50,000,000 shares to 100,000,000 shares and reduces the par value from $0.01 to $0.001 per share. Upon the filing of the Certificate of Amendment with the State of Nevada, ARTICLE IV of the Articles of Incorporation will read:

                                   "IV. STOCK

     The total number of shares of capital stock which may be issued by the Corporation is 100,000,000 shares, all of which shares shall be Common Stock, of the par value of $0.001 per share. Each such share, when issued, shall have one (1) vote."


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     As of January 24, 2005, of the 50,000,000 shares of Common Stock presently authorized, 39,265,833 shares were issued and outstanding, 5,411,692 were reserved for issuance upon the exercise of outstanding warrants, and 251,866 shares were reserved for issuance upon the exercise of other convertible securities. An aggregate of 5,070,609 shares were not reserved for any specific use and were available for future issuance. Upon the filing of the Certificate of Amendment, we will have 54,994,802 shares of Common Stock that are not reserved for any specific use and are available for future issuances.

     Our Board of Directors believes that the 5,070,609 shares of Common Stock that are not reserved and which currently are available for issuance do not provide us with sufficient flexibility to act in a timely manner in meeting future stock needs. We anticipate that we may in the future need to issue additional shares in connection with one or more of the following:


  - financing transactions, such as public offerings of common stock or convertible securities;

  -   acquisitions;

  -   strategic investments;

  -   corporate transactions, such as stock splits or stock dividends;

  -   incentive and employee benefit plans; and

  -   otherwise for corporate purposes that have not yet been identified.

     The Board of Directors and Majority Stockholders believed that it was in the best interests of our Company at this time to increase the number of authorized shares of our Common Stock in order to provide the Board with certainty and flexibility to undertake transactions such as those enumerated above to support our future business growth. No such transactions are currently under consideration by the Board.

     The additional authorized shares of Common Stock may be issued upon the approval of our Board of Directors at such times, in such amounts, and upon such terms as our Board of Directors may determine, without further approval of the stockholders, unless such approval is expressly required by applicable law, regulatory agencies, or any exchange or quotation service on which our Common Stock may then be listed. For example, such stockholder approval may be required pursuant to Section NRS 78.439 of the Nevada General Corporation Law ("NGCL") for the issuance of shares of Common Stock in connection with a business combination with an interested stockholder (See the discussion under "Possible Anti-Takeover Effects of the Proposal" at page 7 of this Information Statement). In addition, in the future should our common stock be listed on a national securities exchange or the Nasdaq Stock Market (rather than the Over-The-Counter Bulletin Board where it currently trades), then the approval of our stockholders would be required in certain additional situations, including:
(i) in connection with the acquisition of certain stock or assets, including another business, from a director, officer or substantial stockholder, or from an entity in which one of such persons is a substantial stockholder, or from an entity in which one of such persons has a substantial direct or indirect interest, and the stock issuable in such transaction could result in an increase in the number of shares or voting power of the outstanding shares of 5% or more,
(ii) in a transaction or a series of transactions (except for a public offering of Common Stock for cash) that would result in an increase in the number of shares or voting power of the outstanding shares by 20% or more, (iii) where the issuance of Common Stock would result in a change of control of our Company, or
(iv) in connection with a stock option or purchase plan under which stock may be


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acquired by officers or directors.  The ability of our Board of Directors to issue shares from the additional authorized shares will allow the Board, except under the limited circumstances discussed in this paragraph, to perform the functions for which they are currently empowered under our Articles of Incorporation and by-laws in executing certain transactions, such as acquisitions, investments, or other transactions, pursuant to which such additional authorized shares could be issued without further stockholder approval of the specific transaction.

     Our stockholders do not have preemptive rights with respect to future issuances of additional shares of Common Stock, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership interest. As a result, the issuance of a significant amount of additional authorized Common Stock (other than as the result of a stock split or other pro rata distribution to stockholders) would result in a significant dilution of the beneficial ownership interests and/or voting power of each Company stockholder who does not purchase additional shares to maintain his or her pro rata interest. As additional shares are issued, the shares owned by our existing stockholders will represent a smaller percentage ownership interest in our Company. In addition, the issuance of additional shares of Common Stock could result in a decrease in the trading price of our Common Stock, depending on the price at which such shares are issued.

     Our Board of Directors and the Majority Stockholders determined to reduce the par value per share in an effort to reduce the annual filing fee payable to the State of Nevada. Assuming 100,000,000 shares of Common Stock authorized having a par value of $0.01 per share, the annual filing fee payable to Nevada would be $175. Assuming 100,000,000 shares of Common Stock authorized having a par value of $0.001 per share, the annual filing fee payable to Nevada would be $125. The reduction in the par value from $0.01 per share to $0.001 per share would save our Company $50 per year.

Possible Anti-Takeover Effects of the Proposal

     Our Board of Directors does not intend or view the proposed increase in the number of authorized shares of our Common Stock as an anti-takeover measure, but rather, as a means of providing greater flexibility to the Board, as indicated above. Nevertheless, the proposed increase in the our authorized shares could enable the Board to issue additional shares to render more difficult or discourage an attempt by another person or entity to obtain control of our Company, even if the holders of our Common Stock deem such acquisition of control of our Company to be in their best interests. The issuance of additional shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares and thereby could dilute the proportionate interest of a party attempting to gain control of our Company. As of the date of this proxy statement, our Board of Directors and our management are not aware of any attempt or plan to takeover or acquire our Company or our Common Stock, and the proposal to increase the authorized shares of our Common Stock was not prompted by any specific takeover or acquisition effort or threat. Other than the amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock and reduce the par value per share, our Board of Directors does not currently contemplate recommending the adoption of any other proposals or amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of our Company.

Vote Required

     Pursuant to Nevada Revised Statutes 78.385 and 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares and reduce the par value from $0.01 per share to $0.001 per share, which vote was obtained by majority written consent. As a result, the Amendment was approved and no further votes will be needed.

Effective Date

     Under applicable federal securities laws, the amendment to our Articles of Incorporation cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The amendment to our Articles of Incorporation will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place 20 calendar days after distribution of this Information Statement is mailed to our stockholders.

Dissenters' Rights of Appraisal

     The Nevada Revised Statutes do not provide for appraisal rights in connection with the increase in the number of shares of Common Stock we are authorized to issue or the decrease in the par value per share of Common Stock.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, if the proposed amendments to our Articles of Incorporation, which is not shared by all other stockholders.

                                  OTHER MATTERS

     The Board is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the stockholders.

                         FINANCIAL AND OTHER INFORMATION

     The following information is incorporated herein by reference:

     (A)(i) the Company's audited financial statements for the years ended September 30, 2004 and 2003 and (ii) the section entitled "Management's Discussion and Analysis or Plan of Operation" set forth in Item 6 of Part II, all as contained in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2004, as filed with the Securities and Exchange Commission on January 13, 2005; and


     (B)(i) the Company's unaudited financial statements for the three and nine months ended June 30, 2004 and 2003 and (ii) the section entitled "Management's Discussion and Analysis of Financial Condition or Plan of Operation" set forth in Item 2 of Part I, all as contained in the Company's Annual Report on Form 10-QSB for the three and nine months ended June 30, 2004 and 2003.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

     One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (949) 733-1101 or by mail to our address at 2 Park Plaza, Suite 450, Irvine, California 92614, Attn: Bruce H. Haglund, Chairman.


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
                           INCORPORATION BY REFERENCE

     This Information Statement incorporates by reference certain information contained in:

     1. Our annual report on Form 10-KSB for our fiscal year ended September 30, 2004, as filed with the Securities and Exchange Commission on January 13, 2005.

     2. Our quarterly report on Form 10-QSB for the nine months ended June 30, 2004 as filed with the Securities and Exchange Commission on August 19, 2004.

     3. Our Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 12, 2004.


                    By  order  of  the  Board  of  Directors

January 27, 2005


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
                                    EXHIBIT A

                         CERTIFICATE OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                DERMISONICS, INC.


     The undersigned officer of Dermisonics, Inc. does hereby certify that:

     1. The name of the corporation for which this Certificate of Amendment to the Articles of Incorporation is being filed is Dermisonics, Inc. (the "Corporation").

     2. The original Articles of Incorporation of the Corporation, as subsequently amended, were filed on September 1, 2000 (the "Articles of Incorporation").

     3. That Article IV of the Articles of Incorporation of the Corporation is amended so that said Article, as amended, reads as follows:

                                   "IV. STOCK

          The total number of shares of capital stock which may be issued by the Corporation is 100,000,000 shares, all of which shares shall be Common Stock, of the par value of $0.001 per share. Each such share, when issued, shall have one (1) vote."

     4. This Certificate of Amendment to the Articles of Incorporation has been approved by the Board of Directors of the Corporation and by more than a majority of the outstanding stockholders of the Corporation. The number of shares entitled to vote on this Certificate of Amendment was 39,265,833 and the number of shares that voted in favor of this Certificate of Amendment was
                                                                         -------

     IN WITNESS WHEREOF, the undersigned officer of the Corporation has hereunto
set his hands this     day of           2005.
                   ---        ---------

                              ------------------------------------
                              Name:  Bruce  H.  Haglund
                              Title:  Chairman

STATE OF                         )
        --------------------     ) ss.:
COUNTY OF                        )
          ------------

     On the     day of           2005 personally appeared, to me Bruce H.
            ---        ---------
Haglund who, being duly sworn, did depose and say that he is the Chairman of Dermisonics, Inc., a Nevada corporation, and which executed the foregoing Certificate of Amendment to the Articles of Incorporation and that he executed the same by authority of the Board of Directors and a vote by more than a majority of the outstanding stockholders of Dermisonics, Inc.


                              -------------------------------------------
                              Signature of Notary Public,
                              State of
                                       ----------------

                              -------------------------------------------
(Notary Seal)                 (Print, Type or Stamp Commissioned
                              Name of Notary Public)


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